                                                                   EXHIBIT 10.22





                                RESALE AGREEMENT

                                    BETWEEN

                         GTE COMMUNICATIONS CORPORATION

                                      AND

                            PAGEMART WIRELESS, INC.

                                                   TABLE OF CONTENTS

                                                                                   PAGE
1.            TERM                                                                   1
2.            DEFINITIONS                                                            1
3.            LICENSE                                                                2
4.            INDEPENDENT PARTIES                                                    2
5.            SCOPE                                                                  3
6.            LICENSOR RESPONSIBILITIES                                              3
7.            RESELLER RESPONSIBILITIES                                              5
8.            PERFORMANCE STANDARDS                                                  5
9.            PERFORMANCE MEASUREMENTS                                               6
10.           SERVICE COMMITMENT                                                     6
11.           PUBLIC REGULATION                                                      7
12.           PRICING                                                                8
13.           BILLING AND COLLECTIONS                                                9
14.           TERMS OF PAYMENT                                                       9
15.           WARRANTY                                                              10
16            RIGHT TO AUDIT                                                        10
17.           PRECEDENCE OF DOCUMENTS                                               10
18.           USE OF CONFIDENTIAL INFORMATION                                       11
19.           PUBLICITY                                                             12
20.           COMPLIANCE WITH LAWS                                                  12
21.           FORCE MAJEURE                                                         12
22.           LIABILITY                                                             13
23.           ASSIGNMENT                                                            15
24.           TAXES                                                                 15
25.           RECORDS                                                               15

26.           RIGHT OF ACCESS                                                       16
27.           TERMINATION                                                           16
28.           DISPUTE RESOLUTION                                                    17
29.           NOTICES                                                               18
30.           NONWAIVER                                                             19
31.           SEVERABILITY                                                          19
32.           SECTION HEADINGS                                                      19
33.           SURVIVAL OF OBLIGATIONS                                               20
34.           CHOICE OF LAW                                                         20
35.           ENTIRE AGREEMENT                                                      20
              SIGNATURES                                                            20
              EXHIBIT A. - PRICING                                                  21
              EXHIBIT B. - PERFORMANCE REQUIREMENTS                                 22
              EXHIBIT C. - REPAIR REPORTING &
                                  ESCALATION PROCEDURES                             23
              EXHIBIT D. - NETWORK REPORTS CRITERIA                                 24

                                RESALE AGREEMENT


This Agreement is made as of December 12, 1997, by and between PageMart Wireless, Inc., a Delaware corporation, with offices for the purpose of this Agreement located at 3333 Lee Parkway, Suite 100, Dallas, Texas 75219 (hereinafter referred to as "LICENSOR") and GTE Communications Corporation, a Delaware corporation, with offices located at 5221 North O'Connor Boulevard, 14th Floor, Irving, Texas 75039 (hereinafter referred to as "RESELLER").

WHEREAS, LICENSOR provides paging, voice messaging, and related messaging services (hereinafter referred to as "SERVICES"); and

WHEREAS, RESELLER desires to contract with LICENSOR to resell such SERVICES and, in connection therewith, to receive blocks of Personal Identification Numbers (hereinafter referred to as "PINs") and Direct Inward Dialing numbers (hereinafter referred to as "DIDs") that provide individual access to LICENSOR's system and SERVICES, for resale to members of the general public;

THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1.     TERM

       This Agreement shall be effective on the date written above and shall continue in effect thereafter for a period of thirty-six (36) months (hereinafter the "Term") unless terminated or modified by either party in accordance with the provisions of this Agreement. This Agreement shall be automatically terminated unless renewed by RESELLER by written notice to LICENSOR not less than thirty (30) days prior to the end of the Term. At the end of each twelve (12) month period of the Term either party shall have the option to request review of the Agreement terms and adjustment of such terms as are mutually agreed upon by the parties. Unless mutually agreed otherwise, the Agreement shall remain in force as written until the end of the Term.

2.     DEFINITIONS

       (a) CAP Code - The numeric code that identifies and is unique to each pager placed in service on LICENSOR's Paging System.

       (b) DID - A local telephone number assigned by LICENSOR to identify a specific pager on the LICENSOR's network.

       (c)    Equipment - Pagers and related message receiving devices.

       (d)    Paging Terminal - A paging switch that processes paging calls.

       (e) Paging System - A telecommunications and radio frequency(ies) network that provides paging and related messaging services throughout a specific geographic area.

       (f) PIN - Personal Identification Number. A specific number assigned by LICENSOR to identify a pager on the LICENSOR's network. By entering the PIN into LICENSOR's computer via a touch-tone telephone, the respective pager is activated.

       (g) SERVICES - paging, voice messaging, and related messaging services currently offered for resale by LICENSOR, including but not limited to such additional SERVICES as LICENSOR makes available in the retail or reseller market during the Term of
              this Agreement.   Notwithstanding the foregoing, at such time
              LICENSOR makes available two-way messaging for resale, the parties shall mutually agree to the terms and conditions under which such services will be provided to RESELLER.

       (h) Subscriber - A person or entity that is an end user of the LICENSOR's Paging System.

       (i) Telephone Interconnect Charges - Those charges directly associated with acquiring Direct Inward Dial (DID) paging telephone numbers and transporting calls from the local exchange carrier.

3.     LICENSE

       (a) LICENSOR grants RESELLER a non-exclusive license to resell LICENSOR's SERVICES subject to the terms of the Agreement and the rules, regulations and decisions of the Federal Communications Commission (hereinafter referred to as "the FCC").

       (b) RESELLER is authorized to license its own sub-agents and affiliates for the marketing, promotion and resale of LICENSOR's SERVICES, provided that RESELLER shall be responsible for the observance by its sub-agents, affiliates, and sub-licensees of the terms and conditions of this Agreement. RESELLER shall provide notice to LICENSOR of all sub-agents and affiliates authorized for promotion and resale on its behalf.

4.     INDEPENDENT PARTIES

       Each party is an independent contractor. Except as provided in this Agreement, neither party shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other party. Except as permitted pursuant to paragraph 3(b) above, all sales by RESELLER shall be in its own name and for its own account.

5.     SCOPE

       (a) This Agreement is non-exclusive and RESELLER is under no obligation to LICENSOR to resell any certain amount of SERVICES or refrain from selling or reselling competing SERVICES.

       (b) LICENSOR hereby agrees to provide SERVICES in an efficient, economic, and timely fashion in accordance with the generally accepted commercial and business practices in the industry.

       (c) This Agreement is solely between LICENSOR and RESELLER and is not intended to create rights in or obligations to any third party.

6.     LICENSOR RESPONSIBILITIES

       For the Term:

       (a) LICENSOR shall establish a dedicated account manager for communications with RESELLER and shall actively manage the
              relationship between the parties.   The account manager will be
              the focal point for all issues and questions that may arise during this relationship and shall be available by pager at all times. Escalation procedures have been defined by both the LICENSOR and RESELLER as outlined in Exhibit C.

       (b) LICENSOR shall provide RESELLER's Subscribers with access to its Paging System to initiate and receive paging messages and shall use commercially reasonable good faith efforts to provide continuous network service in the geographical locations where LICENSOR is legally authorized and has the facilities to provide SERVICES.

       (c) The SERVICES provided by LICENSOR for resale by RESELLER shall include but not be limited to those listed on Exhibit A hereto as amended by the parties from time to time.

       (d) LICENSOR shall assign and coordinate all DID, CAP Code and, at RESELLER's option, toll free numbers in order to ensure the compatible initiation of SERVICES to RESELLER's Subscribers placed on LICENSOR's Paging System. LICENSOR shall provide at no charge, all required software, documentation and training to RESELLER to authorize and enable RESELLER to initiate and terminate SERVICES to RESELLER's customers as Subscribers on LICENSOR's Paging System.

       (e) Where permissible and technically feasible, LICENSOR shall work to support and enable RESELLER to move a Subscriber from LICENSOR to RESELLER without changing equipment.

       (f) LICENSOR will provide sample collateral and marketing materials. This will include network manuals and features / options collateral. RESELLER shall have the right to copy, modify, reproduce and change all collateral and use and distribute such collateral in modified or unmodified form without further consent of or payment to LICENSOR provided that RESELLER shall not omit or misstate any material fact contained in the collateral or marketing material, including without limitation, the specifications or functionality of the equipment, the SERVICES, or LICENSOR's network capability. RESELLER will defend, indemnify and hold harmless LICENSOR from any claim, assertion, suit, demand or proceeding ("Claim"), to the extent that such Claim is caused by modification by RESELLER to, or use by RESELLER beyond that contemplated by this Agreement of, collateral, marketing materials or manuals provided by LICENSOR to RESELLER under this Section 6(f).

       (g) At the request of RESELLER, LICENSOR shall provide RESELLER training for all SERVICES covered by the scope of this Agreement no less than ten (10) days, but not more than thirty (30) days prior to RESELLER's scheduled introduction of those SERVICES.

       (h) LICENSOR shall provide and support on-line access to LICENSOR's administration system by which RESELLER may activate, deactivate, suspend, or terminate SERVICES to its Subscribers.

       (i) LICENSOR shall provide, support and update its zip code coverage area database to reflect its Paging System coverage areas.

       (j) LICENSOR shall use its commercially reasonable best efforts to provide at least ninety (90) days' prior written notice of new products and services offerings.

       (k) LICENSOR shall use its commercially reasonable best efforts to provide at least ninety (90) days' notice of revisions to LICENSOR's administrative ordering system that may materially affect LICENSOR's ability to provide SERVICES or RESELLER's ability to initiate and terminate SERVICES to RESELLER's customers as Subscribers on LICENSOR's Paging System.

       (l) If LICENSOR alters or revises transmission protocols, LICENSOR shall provide at least one hundred eighty (180) days' advance notice to RESELLER prior to the effective date of such proposed change. If LICENSOR changes transmission protocols whereby previously authorized Equipment is no longer authorized for additional users on LICENSOR's transmission system, except only to the extent prohibited by law, LICENSOR agrees to grandfather all of

              RESELLER's existing Subscriber's Equipment for continued use on the LICENSOR's network until LICENSOR proposes a mutually acceptable transition plan for such grandfathered Subscribers' Equipment. At the end of the one hundred eighty (180) days' notice period, RESELLER shall no longer sell or place into service under lease additional units of Equipment that is no longer authorized for additional users on LICENSOR's transmission system.

       (m) LICENSOR shall assist and support RESELLER in integrating RESELLER'S billing and administration systems with LICENSOR's administration system to permit RESELLER to simplify and maximize its efficiency in reselling LICENSOR's SERVICES.

       (n) LICENSOR shall provide repair services to RESELLER and RESELLER's Subscribers in accordance with the terms of Exhibit C to this Agreement.

       (o) LICENSOR shall provide network reports in accordance with the terms in Exhibit D to this Agreement.

7.     RESELLER RESPONSIBILITIES

       (a) RESELLER shall be solely responsible for providing all sales, Equipment and customer support services to its Subscribers. RESELLER further agrees that all Equipment provided to its Subscribers shall be compatible with the existing transmission system of LICENSOR. RESELLER further agrees that all Equipment provided to its Subscribers for use on LICENSOR'S transmission system shall utilize the industry standard of FLEX (TM) based protocols.

       (b) RESELLER shall be solely responsible for all billings to and collections from its Subscribers, including but not limited to the sending of periodic bills, collection of amounts owed or past due, and the collection and return of all applicable taxes on such SERVICES or Equipment rentals.

       (c) RESELLER shall provide and mail all announcements or notices required to be mailed to its Subscribers as required by any regulatory agency.

       (d) RESELLER shall maintain and keep in good working order all Equipment sold or leased by RESELLER to its Subscribers pursuant to the terms of this Agreement, in accordance with all manufacturer's specifications and the provisions of the filed tariffs of LICENSOR.

8.       PERFORMANCE STANDARDS

         LICENSOR agrees to comply with the Performance Requirements encompassed in Exhibit B to this Agreement. If LICENSOR fails to meet any of the Performance

         Requirements (except to the extent such failure is caused by a Force Majeure event or an act or omission of RESELLER), RESELLER may provide written notice to LICENSOR regarding such failure and LICENSOR shall use its best efforts to comply with such Performance Requirements. If LICENSOR fails to meet such Performance Requirements (except to the extent such failure is caused by a Force Majeure event or an act or omission of RESELLER) within thirty (30) days after RESELLER's notice, LICENSOR shall pay to RESELLER as liquidated damages and not as a penalty, an amount equal to * dollars ($ *) for each Performance Requirement LICENSOR failed to meet (counted on the basis of one failure per applicable measuring period for each Performance Requirement), it being agreed that RESELLER's damages would be impossible to ascertain and the amount indicated above is a reasonable estimate of same. If LICENSOR fails to meet such Performance Requirement (except to the extent such failure is caused by a Force Majeure event or an act or omission of RESELLER) within sixty (60) days after RESELLER's notice, or if LICENSOR fails to meet the same Performance Requirement (except to the extent such failure is caused by a Force Majeure event or an act or omission of RESELLER) four (4) times in any rolling twelve (12) month period, LICENSOR shall be in default under this Agreement. Imposition of liquidated damages pursuant to this paragraph shall be in lieu of any damages RESELLER may suffer by reason of any failure by LICENSOR to comply with the Performance Requirements, provided that RESELLER shall further be entitled to any other relief to which RESELLER would otherwise be entitled under Section 21 or 26 of this Agreement.

9.       PERFORMANCE MEASUREMENTS

         LICENSOR's performance shall be measured against the Performance Requirements of Exhibit B as reported by RESELLER's Performance Measurements Report Card. RESELLER shall meet with LICENSOR within thirty (30) days of contract execution to present Report Card Performance Measurements. The Report Card Performance Measurements will also reflect RESELLER's Performance Objectives, which may in many respects be more stringent than the contract requirements. On a quarterly basis, RESELLER shall compile the performance data and publish the Performance Report on Vendor Effectiveness (PROVE) Report Card. LICENSOR shall provide written action plans for Performance Measurements that do not meet RESELLER's Performance Requirements Report Card. Additional action plans shall be provided to RESELLER in conjunction with pre-scheduled meetings for all Report Card Performance Measurements not met on a quarterly basis. The corrective action associated with the action plans shall be implemented within thirty (30) days, unless the parties otherwise agree.

10.      SERVICE COMMITMENT

         In the event a particular terminal or transmitter of LICENSOR's Paging System is inoperable for a period of twenty-four (24) hours or more, and RESELLER's customer is not able to receive SERVICES because of the outage and RESELLER issues a credit because of such outage, RESELLER agrees to provide an accounting of such credits to LICENSOR and LICENSOR agrees to credit RESELLER * period for each affected pager, for a maximum of * periods in any one month. RESELLER agrees to provide an accounting to LICENSOR of the number of pagers for which a credit was issued by RESELLER and LICENSOR's credit to RESELLER shall appear on RESELLER's invoice for the next regular billing cycle.

* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

11.      PUBLIC REGULATION

         (a) It is understood that the ultimate control and responsibility for the standard and quality of SERVICES required under the provisions of and license issued by the FCC to LICENSOR shall be retained, rest and remain the prerogative and obligation solely of LICENSOR. No provision of this Agreement shall be construed as vesting in RESELLER any control whatsoever of the radio communication facilities and operations of LICENSOR. To the extent any performance obligations assumed in this Agreement exceed standards set by the FCC, paragraphs (b) or
                 (c) of this section shall not be construed to relieve LICENSOR from the performance obligations assumed in this Agreement.

         (b) This Agreement is subject to all of the terms and conditions of LICENSOR's outstanding authorizations from the FCC and the utility regulatory agencies in the states to which this Agreement pertains, as such tariffs and authorizations are presently in effect or as they may hereafter be revised. Nothing in this Agreement shall be construed so as to impair or diminish LICENSOR's control over the facilities of the applicable stations.

         (c) It shall be LICENSOR's obligation to obtain all federal, state and local approvals that are required for LICENSOR's lawful participation in this Agreement.

         (d) This Agreement shall be terminated, amended, revised, or supplemented immediately if required by applicable law or regulation; provided, that RESELLER shall have the option to terminate this Agreement on thirty (30) days' written notice to LICENSOR, given after receipt of written notice from LICENSOR of such a required amendment, revision or supplement, that RESELLER determines will have a material impact on its products, services or business.

         (e) The imposition by federal, state or local regulatory agencies of any amendments, revisions, deletions or supplements to this Agreement shall thereby relieve LICENSOR and RESELLER of any obligations or liabilities to the other resulting from the provisions of this Agreement which were ordered amended, revised, deleted or supplemented; provided, that RESELLER shall have the option to terminate this Agreement on thirty
                 (30) days' written notice to LICENSOR, given after receipt of written notice from LICENSOR of such a required amendment revision or supplement, that RESELLER determines will have a material impact on its products, services or business.

12.      PRICING

         (a) RESELLER hereby agrees to pay LICENSOR the charges and fees for SERVICES specified in Exhibit A in accordance with the terms and conditions contained herein.

         (b) The charges and fees specified in Exhibit A shall commence at the time RESELLER activates each particular number in LICENSOR's Paging System. Such charges shall continue for each number for a minimum of thirty (30) days, and thereafter until the number in question is canceled or otherwise disconnected in accordance with the provisions herein. When a number is activated in the middle of a month, the applicable rate will be prorated to the first of the following month so that all subsequent bills will be tendered thereafter on a monthly basis.

         (c) With the exception of Telephone Interconnect Charge changes, the specified prices in Exhibit A shall remain firm for the first twelve (12) months of this Agreement. Thereafter, each party may propose price adjustments once in each successive twelve
               (12) month period of the Term by giving written notice to the other at least ninety (90) days prior to the proposed effective date of the new pricing. However, no price adjustment will be effective unless mutually agreed by the parties in writing. LICENSOR shall honor all prices for SERVICES for which orders have been issued prior to the effective date of such adjustment.

         (d) Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any schedule or exhibit attached hereto, LICENSOR shall have the right, where permitted by applicable law or regulation, to change the fees charged for SERVICES at any time upon thirty (30) days prior notice to RESELLER in the event LICENSOR deems such change necessary to comply with applicable law or regulation, whether state or federal, or in the event LICENSOR determines that a change in applicable law or regulation substantially affects LICENSOR's operating costs. If RESELLER deems such requested changes unreasonable or undesirable, RESELLER may terminate this Agreement upon thirty (30) days written notice to LICENSOR.

         (e) LICENSOR warrants and represents that the prices for SERVICES hereunder are and will remain during the Term of this Agreement no less favorable than those extended to any other similarly situated RESELLER of LICENSOR of the same or substantially equivalent or like classification as RESELLER for the same volume levels achieved by RESELLER for the same or like SERVICES on substantially similar terms and conditions.

         (f) Where allowable by the state regulating authority, the prices charged by RESELLER to its Subscribers for all SERVICES shall be determined solely by RESELLER. In states where tariff rates are required, RESELLER may operate under its own tariff or the tariff of LICENSOR.

13.      BILLING AND COLLECTIONS

         (a) LICENSOR will provide RESELLER a single tape for monthly recurring charges and excess usage in an agreed format. LICENSOR shall provide usage data to RESELLER no later than ten
               (10) days after the first day following the month such charges were incurred. Invoice and detail shall be received no later than fifteen (15) days after the first day of the month following the month such charges were incurred. LICENSOR shall endeavor to reduce the interval for provision of invoices and detail to no more than five (5) days as soon as feasible for RESELLER data.

         (b) The invoice and associated detail must be generated and supplied in an acceptable electronic format as predetermined by both parties.

         (c) Both parties shall collaboratively develop and establish mutually acceptable protocol and system requirements to accommodate electronic data transfer between their respective computer systems.

         (d) RESELLER shall not recognize nor remit payment for Usage sensitive charges incurred sixty (60) or more days preceding bill date.

         (e) LICENSOR shall provide the data required by RESELLER's billing department to credit RESELLER for network outages. This credit process shall be an automated process and shall not require a credit request from RESELLER.

14.      TERMS OF PAYMENT

         Payment shall be due thirty-one (31) days after the date of LICENSOR's invoice, or the receipt of LICENSOR's invoice, whichever is later. The invoice rendering date and dates showing the time period covered by the invoice must be printed on the invoice. Amounts disputed by RESELLER shall be withheld from the monthly remittance and LICENSOR shall be notified in writing of such disputed amounts and shall be provided with documentation supporting such disputed amounts within thirty-one (31) days of RESELLER's receipt of the invoice containing such disputed charges. If the parties are unable to resolve the dispute within thirty (30) days following LICENSOR's receipt of RESELLER's written notice of disputed charges and supporting documentation, the dispute shall at the request of either party that wishes to pursue the matter be submitted for resolution via the terms of Section 28 of this Agreement. RESELLER shall only be assessed late charges for amounts held in dispute that are determined pursuant to the resolution provisions of Section 28 to have been disputed in bad faith.

         Such late charges shall be assessed at the rate of one and one-half percent (1 1/2%) per month on the disputed amount outstanding.

15.      WARRANTY

         LICENSOR represents and warrants that its Paging System and any software provided to RESELLER for use in association with the SERVICES is capable of correctly processing, providing, and receiving date data as well as properly exchanging accurate date data with all products (for example, hardware, software and firmware) with which this Paging System and software is designed to be used and will not malfunction or cease to function due to an inability to correctly process such date data, including but not limited to transitions to or from the years 1999 and 2000.

16.      RIGHT TO AUDIT

         Upon written notice to LICENSOR, RESELLER or its authorized representative, shall have the right to commence an audit of LICENSOR's books, records and operations pertaining to its performance of this Agreement. The scope of the audit may include, but is not limited to: financial records, documentation and procedures, and input and output processing. Within thirty (30) days of such notice, the Parties will determine the location, date and specific information to be audited. No more than two audits may be conducted in any calendar year. Audits will be conducted during normal business hours and shall be of such records, accounts and internal processes and procedures that contain information concerning any reports provided by LICENSOR or any charges payable under the terms of this Agreement including, but not limited to, billing logic and associated systems. The cost of the audit shall be borne by RESELLER if the amount of overcharges discovered but not previously reimbursed to RESELLER does not exceed five percent (5%) of net payments to LICENSOR over the previous twelve (12) months. However, the cost of such audit shall be borne by LICENSOR if the amount of overcharges discovered but not previously reimbursed to RESELLER exceeds five percent (5%) of RESELLER's net payments to LICENSOR over the previous twelve (12) months. All auditors shall be subject to the confidentiality requirements of both parties established herein.

17.      PRECEDENCE OF DOCUMENTS

         All orders for SERVICES placed by RESELLER upon LICENSOR during the Term hereof shall be subject to and governed by the provisions contained herein. The terms and conditions of this written Agreement shall control over any conflicting or inconsistent terms and conditions contained in any order placed with LICENSOR by RESELLER and in any order confirmation issued by LICENSOR to RESELLER.

18.      USE OF CONFIDENTIAL INFORMATION

         (a) Any specifications, drawings, sketches, models, samples, tools, computer programs, technical information, or confidential business information or data disclosed by one party to the other hereunder, if in writing and clearly marked as "confidential" or with words of clearly similar meaning, at the time of disclosure, or if oral and designated as confidential at the time of disclosure as well as summarized in a writing indicating the confidential nature of the same within twenty (20) days of disclosure (hereinafter called "Confidential Information"), shall remain the property of the supplier of such Information. All copies of such Confidential Information in written, graphic or other tangible form shall be returned to the discloser upon request,

         (b) For the purposes of this Agreement, Confidential Information shall not include any information that:

                 (1)      was previously known to the recipient;

                 (2) is subsequently received by the recipient free from any obligation to keep it confidential;

                 (3)      is independently developed by the receiving party; or

                 (4) was or is subsequently made public by the supplier or a third party, without breach of any obligation of confidentiality.

                 All Confidential Information shall be treated as confidential and not disclosed by the recipient, and shall unless the prior written consent of the disclosing party is obtained be used by the recipient only in connection with fulfilling the obligations of the recipient that arise pursuant to this Agreement, Confidential Information shall only be distributed to those employees of the recipient who have a need to know.

         (c) Each party shall treat the other's Confidential Information in accordance with a standard of care reasonably calculated to prevent inadvertent or accidental disclosure. Nothing herein shall be construed as waiving the right of any party to require the other party to execute a written nondisclosure agreement, containing reasonable additional terms and conditions, prior to the supplying of particular Confidential Information from time to time.

         (d) LICENSOR shall take such measures as necessary to ensure that all information regarding RESELLER's customers and potential customers received by LICENSOR from RESELLER is not made available to or used by LICENSOR, its affiliates, employees or agents for any purposes other than to support RESELLER. This shall not, however, be construed to prohibit

                 LICENSOR from competing with RESELLER, provided it does not use RESELLER provided information to do so.

19.      PUBLICITY

         The parties agree to submit to one another for written approval all advertising, sales promotion, press releases and other publicity matters relating to the SERVICES furnished or the SERVICES performed by them pursuant to this Agreement whereby their respective names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied, and the parties further agree not to publish or use such advertising, sales promotions, press releases, or publicity matters without such prior written approval. Such approval shall not be unreasonably withheld or delayed by either party.

20.      COMPLIANCE WITH LAWS

         The parties hereto shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in their respective performance hereunder, including, but not limited to, the standards promulgated under the Occupational Safety and Health Act, Executive Order 11246, as amended, relative to Equal Employment Opportunity, Section 503 of the Vocational Rehabilitation Act of 1973, as amended, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974 and all applicable laws, orders and regulations concerning immigrants and non-discrimination in the employment of minorities, females, veterans and the handicapped. Each party hereby agrees to indemnify the other party, and defend the same against, any claims, loss or damage sustained because of its noncompliance hereunder.

21.      FORCE MAJEURE

         Neither LICENSOR nor RESELLER shall be responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by an event beyond its control, which may include, but not be limited to, fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, and acts of God ("Condition(s)"). If any such Condition(s) occur(s), the party delayed or unable to perform shall promptly give notice to the other party and, if such Condition(s) remains at the end of thirty
         (30) days thereafter or for more than thirty (30) days within any ninety (90) day period, the party affected by the other's delay or inability to perform may elect to suspend this Agreement or part thereof, and resume performance of this Agreement once the Condition(s) cease(s), with an option in the affected party to extend the period of this Agreement up to the length of time the Condition(s) endured. If such Conditions continue for more than thirty (30) days, or for more than thirty (30) days within any ninety (90) day period, either party shall have the right to terminate this Agreement upon written notice to the other party.

  22.    LIABILITY

         (a) Notwithstanding anything to the contrary herein, each party shall indemnify and save the other harmless the other from any loss or damages (including reasonable attorney's fees) incurred by the other because of claims, suits, or demands based on personal injury or death or property damage or third party claims, suits or demands of any kind, to the extent such loss or damage is caused by or results from the negligent or willful acts or omissions of the other or its employees or agents. The indemnifying party shall receive the full opportunity and authority to assume the defense of and settlement of such suits. The indemnified party may participate in the indemnifying party's defense of such matter through its own counsel at its own expense if it so elects. The indemnified party agrees to furnish to the indemnifying party upon request all information and reasonable assistance available to the indemnified party for defense against any such suit, claim, or demand.

         (b) LICENSOR will defend, indemnify and hold harmless RESELLER, and RESELLER's employees, agents and customers, from any claim, assertion, suit, demand or proceeding ("Claim") alleging that the SERVICES, or any materials related thereto (including collateral, marketing materials and manuals referred to in Section 6(f) herein except to the extent RESELLER is obligated to indemnify LICENSOR pursuant to 6(f)), provided by LICENSOR under this Agreement, or use or possession thereof, constitute, cause or result in direct or contributory infringement or inducement of infringement, misappropriation, misuse of any patent, copyright, trademark, trade secret or other intellectual property or proprietary right, including any right of privacy or publicity, of any person or entity. LICENSOR shall pay all damages, settlements, judgments, fines, penalties and costs (including court costs and reasonable fees of attorneys) incurred in connection with the Claim. RESELLER will promptly notify LICENSOR of the Claim and, at LICENSOR's expense, provide LICENSOR with all requested information and assistance reasonably necessary to the defense of the Claim.

         (c) LICENSOR makes no warranty, either express or implied concerning its facilities, products, or SERVICES, including, without limitation, warranties of merchantability or fitness for a particular purpose. RESELLER acknowledges that service interruptions in the telecommunications industry frequently are due to circumstances beyond a carrier's control and are difficult to assess as to cause or resulting damages. The parties agree that LICENSOR shall not be liable beyond the actual and direct loss to RESELLER arising out of any mistakes, omissions, interruptions, delays, errors, or defects in transmission of pages on LICENSOR's Paging System. Except as otherwise provided in Sections 8 and 10, LICENSOR's liability in each instance shall not exceed an amount equivalent to the proportionate charge to RESELLER for the period of the disruption of

                 SERVICES or the amount of five hundred dollars ($500), whichever is more. LICENSOR shall not be liable for any act or omission of any other entity furnishing services to RESELLER. Except with respect to a breach of the provisions of Section 18, neither party shall be liable for any special, incidental or other consequential damage or losses, including without limitation lost profits, or for loss of stored, transmitted or recorded data, even if it has been advised of the possibility of such damages, nor shall either party be liable for any such damages due to the fault or negligence of the other party or its employees, agents, or representatives. With regard to breaches of Section 18, the liability of the breaching party shall not exceed ten thousand dollars ($10,000.00) per breach unless the breach is found to be knowing and intentional.

         (d) All work performed under this Agreement by any party shall be performed as an independent contractor and not as an agent of any other party. Persons furnished by the respective parties shall be solely the employees or agents of the furnishing party, and shall be under the sole and exclusive direction and control of such party. They shall not be considered employees of the other party for any purpose. Each party shall be responsible for compliance with all laws, rules and regulations involving its employees or agents, including (but not limited to) employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be responsible, for payment of taxes, including federal, state, and municipal taxes, chargeable or assessed with respect to its employees or agents, such as social security, unemployment, workers' compensation, disability insurance and federal and state income tax withholding.

        (d) RESELLER and LICENSOR each agree to maintain during the term hereof all insurance and/or bonds required by law or this Agreement, including, but not limited to (1) Workers' Compensation and related insurance as prescribed by applicable law; (2) employer's liability insurance with limits of at least $100,000 for each occurrence, and (3) comprehensive general liability insurance including products liability, and, if the use of motor vehicles is required, comprehensive motor vehicle liability insurance, each with limits of at least $500,000 for combined single limit for bodily injury, including death, and/or property damage. RESELLER and LICENSOR each shall cause the other to be included as an Additional Insured under their respective policies and RESELLER's and LICENSOR's appropriate coverage under such policies shall be primary. RESELLER and LICENSOR each shall furnish certificates or evidence of the foregoing insurance indicating the amount and nature of such coverage, the expiration date of each policy, and stating that no material change or cancellation of any such policy shall be effective unless thirty (30) days advanced written notice is given to the party named as an Additional Insured. Notwithstanding the above, LICENSOR and RESELLER shall each have the option, where permitted by law, to self-insure any or all of the foregoing risks.

  23.    ASSIGNMENT

         (a) Except as otherwise provided herein, the rights and obligations of the parties hereunder shall neither be assigned nor delegated without the prior written consent of the other party, provided that either may assign or delegate its respective rights and obligations hereunder, in whole or in part, to any parent, subsidiary or affiliate of RESELLER or LICENSOR that was a parent, subsidiary or affiliate at the time of execution of this Agreement upon notice and without the consent of the other party. Such assignment shall not diminish any rights or duties that LICENSOR or RESELLER may have had prior to the effective date of assignment.

         (b) The limitation on assignment does not apply to an assignment confined solely to moneys due or to become due under this Agreement, provided that the assigning party gives the other party to this Agreement thirty (30) days prior written notice of such assignment. An assignment of moneys shall be void to the extent that it imposes upon RESELLER or LICENSOR obligations to the assignee in addition to the payment of such moneys, or to preclude RESELLER or LICENSOR from dealing solely and directly with the other in all matters pertaining hereto, including negotiation of amendments or settlement of amounts due. If RESELLER or LICENSOR makes such an assignment, it is and shall remain responsible for payment hereunder.

         (c) Either party may transfer this Agreement as part of a merger or upon the sale of all or substantially all of that party's business on notice to the other party whose consent shall not be required unless the purchaser is a direct competitor of the party receiving the notice, in which case the party receiving the notice shall have the option to terminate this Agreement on ninety (90) days' notice.

24.      TAXES

         RESELLER shall be liable for and shall reimburse LICENSOR for actual payments of any retailers' excise taxes, state and local sales and use taxes, or any similar taxes as applicable, with respect to transactions under this Agreement. Taxes payable by RESELLER shall be separately stated in LICENSOR's invoices and shall not be included In LICENSOR's prices. RESELLER shall not be liable for any tax for which a valid exemption certificate acceptable to the applicable state or local taxing authorities is furnished by RESELLER to LICENSOR.

25.      RECORDS

         (a) LICENSOR shall maintain complete and accurate records of all amounts billable to and payments made by RESELLER hereunder, in accordance with generally accepted accounting practices. LICENSOR shall retain such records for a period of three (3) years from the date of rendering of SERVICES covered by this Agreement. LICENSOR agrees to provide to RESELLER supporting documentation concerning any disputed amount of invoice within thirty (30) days after RESELLER provides written notification of the dispute to LICENSOR along with RESELLER's documentation supporting any disputed amount. LICENSOR shall retain such records for three
                 (3) years from date of invoice.

         (b) RESELLER's original Subscriber records shall be and remain the property of RESELLER. LICENSOR shall be entitled at LICENSOR's expense during normal business hours to make copies of such records directly relating to information verifying the number of Subscribers or compliance by RESELLER to the terms of this Agreement.

26.      RIGHT OF ACCESS

         LICENSOR and RESELLER shall each permit reasonable access during normal working hours to its facilities in connection with work hereunder. No charge shall be made for such visits. It is agreed that reasonable prior notification shall be given when access is required and that access is subject to compliance with the facility rules of conduct and security procedures of the visited property.

27.      TERMINATION

         (a) RESELLER may terminate this Agreement with or without cause, upon thirty (30) days' written notice to LICENSOR. Termination shall not affect any order placed prior to the date of termination,

         (b) Either party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other party, if any of the following events occur:

                 (1)      The other files a voluntary petition in bankruptcy;

                 (2)      The other is adjudged bankrupt;

                 (3) A court assumes jurisdiction of the assets of the other under a federal reorganization act;

                 (4) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

                 (5)      The other becomes insolvent or suspends its business;

                 (6) The other makes an assignment of its assets for the benefit of its creditors, except as required in the ordinary course of business;

         (c) Either party may immediately terminate this Agreement for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination may be made only following the expiration of a thirty (30) day period during which the other party has failed to cure such breach after having been given written notice of such breach.

         (d) In the event of a material breach or default by LICENSOR, provided that LICENSOR has failed to cure the same within thirty (30) days of its receipt of RESELLER's written notice of default, or if said default cannot be cured within a thirty
                 (30) day period, LICENSOR has failed to commence and diligently pursue curing such a default, RESELLER shall be under no obligation to continue to provide LICENSOR's SERVICES to its Subscribers, and RESELLER shall have the right to assign those Subscribers to another paging service.

28.      DISPUTE RESOLUTION

         (a) The parties desire to resolve certain disputes, controversies and claims arising out of this Agreement without litigation. Accordingly, except in the case of (i) a suit, action or proceeding to compel a party to comply with its obligations to indemnify the other party pursuant to this Agreement or (ii) a suit, action or proceeding to compel either party to comply with the dispute resolution procedures set forth in this
                 Section 27, the parties agree to use the following alternative procedure as their sole remedy with respect to any dispute, controversy or claim arising out of or relating to this Agreement or its breach. The term "Arbitrable Dispute" means any dispute, controversy or claim to be resolved in accordance with the dispute resolution procedure specified in this
                 Section 27.

         (b) At the written request of a party, each party shall appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any Arbitrable Dispute arising under this Agreement. The parties intend that these negotiations be conducted by nonlawyer, business representatives. The discussions shall be left to the discretion of the representatives. Upon written agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

         (c) If the negotiations do not resolve the Arbitrable Dispute within sixty (60) days of the initial written request, the Arbitrable Dispute shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this Section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (35) (none of which may have subparts) of the following: interrogatories, demands to produce documents and requests for admission. Each party is also entitled to take the oral deposition of one (1) individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall be commenced within sixty (60) days of the demand for arbitration and the arbitration shall be held in Dallas, Texas. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the Arbitrable Dispute by issuing a written opinion within thirty (30) days after the close of hearings. The times specified in this Section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         (d) Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse the responding party the cost of production of documents (to include search time and reproduction time costs). The parties shall equally share the fees of the arbitration and the arbitrator.

29.      NOTICES

         Any notice or demand given under the terms of this Agreement or pursuant to statute shall be in writing and shall be given or made by telegram, facsimile transmission, certified or registered mail, express mail or other overnight delivery service or hand delivery, proper postage or other charges paid and addressed or directed to the respective parties as follows;

                                  To RESELLER:

         GTE Communications Corporation
         5221 N. O'Connor Boulevard
         East Tower, 14th Floor
         Irving, Texas 75039
         Attention: Director - Contract Management (HQL06C43)

                              To RESELLER's LEGAL:

         GTE Communications Corporation
         5221 N. O'Connor Boulevard
         East Tower, 14th Floor
         Irving, Texas 75039
         Attention: Legal Department (HQL06B62)


                                  To LICENSOR:

         PageMart Wireless, Inc.
         3333 Lee Parkway
         Suite 100
         Dallas, Texas 75219
         Attention: Vice President - Strategic Alliance Business Unit

         Such notice or demand shall be deemed to have been given or made when actually received or the third business day following the day it is dispatched after being sent, whichever occurs first.

         The address for notice set out above may be changed at any time by giving thirty (30) days prior written notice in the manner above.

30.      NONWAIVER

         Either party's failure to enforce any of the provisions of this Agreement and/or any purchase order, or to exercise any option hereunder, shall in no way be construed as a waiver of such provisions, rights, or options, or in any way be deemed to affect the validity of this Agreement or any purchase order.

31.      SEVERABILITY

         Should any material part of this Agreement for any reason be declared invalid by order of any court or regulatory agency, the parties shall meet and determine whether such action shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated, or shall require renegotiation or termination.

32.      SECTION HEADINGS

         The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

33.      SURVIVAL OF OBLIGATIONS

         The respective obligations of LICENSOR and RESELLER under this Agreement which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.

34.      CHOICE OF LAW

         The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the domestic laws of the state of Texas.

35.      ENTIRE AGREEMENT

         This Agreement and the exhibits hereto constitute the entire agreement between LICENSOR and RESELLER. No modifications shall be made to this Agreement unless in writing and signed by appropriate representatives of the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement through their authorized corporate representatives.

GTE COMMUNICATIONS                              PAGEMART WIRELESS, INC.
CORPORATION

By:      /s/ ROBERT E. STEWART for              By:     /s/ DOUGLAS S. GLEN
         Deb Covey
Name:    Robert E. Stewart                      Name:   Douglas S. Glen
Title:   AVP-Billing and Cost Mgmt.             Title:  Executive Vice President
Date:    12/30/97                               Date:   12/19/97

                                   EXHIBIT A
                                    PRICING

[1]  NUMERIC SERVICES

                         PER MO, PER UNIT            NETWORK        US 800/888      800/888
COVERAGE                 FLEX NETWORK RATE        OVERCALL LEVEL      CHARGE     OVERCALL LEVEL
-----------------------------------------------------------------------------------------------
Local                         $ *                  >400 @ $ *          + $ *       >200 @ $ *
Numeric Roam USA              $ *                  >400 @ $ *          + $ *       >200 @ $ *
(Includes PR-VI-Bahamas)
Numeric Roam International    $ *                  >400 @ $ *          + $ *       >200 @ $ *
(USA + all other coverage)
Pick-A-City USA               $ *                  >400 @ $ *          + $ *       >200 @ $ *
Pick-A-City International     $ *                  >400 @ $ *          + $ *       >200 @ $ *
Statewide                     $ *                  >400 @ $ *          + $ *       >200 @ $ *
Regional                      $ *                  >200 @ $ *          + $ *       >200 @ $ *
Nationwide 48 states          $ *                  >200 @ $ *          + $ *       >200 @ $ *
Extended Nationwide           $ *                  >200 @ $ *          + $ *       >200 @ $ *
(48 states+AL-HI-PR-VI)
International                 N/A              use International Roam
(Extended NW+Can-Mex-Cntrl Am)


NOTES:

(a) GTECC and PageMart agree that the above aggregate pricing is reflective of GTECC utilizing PageMart as the "Preferred Network Provider" versus other similar paging network carriers for like paging services, coverages and related messaging services currently offered by PageMart.

(b)  Prices are for FLEX protocol pagers only.

(c)  International options require use of paging frequency 929.6625 Mhz only.

(d)  Numeric Roaming services include numeric retrieval.

(e)  All rates are per unit per month unless noted otherwise.

(f) Services rates quoted above include aggregate overcall billing. Aggregate pricing refers to billing overcall charges only after an aggregate overcall threshold has been exceeded. The aggregate overcall threshold is the product of the numbers of GTECC subscribers and their respective overcall threshold. For example, the aggregate threshold for 500 local units in service is 200,000 calls/month (500 X 400 calls). If total call count for this group of 500 pagers was 220,000 calls, then overcall charges incurred for that month would be * (20,000 calls x $ * ). For numeric paging there are three thresholds subject to overcalls: (1.) Local, Roam, and Statewide; (2.) Regional; and (3.) Nationwide and Extended Nationwide. AGGREGATE BILLING IS NOT AVAILABLE FOR 800 OR 888 SERVICE.

(g) Aggregate pricing is contingent, upon GTECC selling/supporting industry standard overcall thresholds and rates in order to create penalties for overcall abusers.

(h) Aggregate pricing is contingent upon GTECC customer usage profile not changing significantly from the current industry usage standards of 80 calls per month; should a change occur, the aggregate pricing may be revised to insure PageMart fair compensation.

(i) PageMart 800/888 numbers will not accept toll-free calls that originate from pay phones. PageMart will permit GTE to accept calls originating from pay phones provided GTE agrees to pay for those calls on a per call basis.

* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.



                                                                        Page A-1

[2] ADDITIONAL NUMERIC SERVICES

                  SERVICE                             RATES PER MONTH
--------------------------------------------------------------------------------------
Generic Greeting                                           no charge

Custom Greeting                                           $*

Numeric Retrieval                                         $*

Second DID (US)                                           $*

800 / 888 Canadian Access                    $* (>200 calls, $* per call)

VoiceMail:

     Small Talk (5 mes., 20 sec., 12 hour)                $*
     Small Talk with US 800 / 888                         $*

     Standard (15 mes., 30 sec., 24 hour)                 $*
     Standard with US 800 / 888                           $*

     Executive (15 mes., 60 sec., 48 hour)                $*
     Executive with US 800 / 888                          $*

     VIP (15 mes., 120 sec., 48 hour)                     $*
     VIP with US 800 / 888                                $*


ADDITIONAL TEXT SERVICES:

                  SERVICE                                     RATE
--------------------------------------------------------------------------------------
Broadcast Services-Generic, for all subscribers           $* per month


* CONFIDENTIAL MATERIAL HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.



                                                                        Page A-2

[3] TEXT SERVICES


                              PER MO, PER UNIT         TEXT NETWORK        NUMERIC NET.        US 800/888        US 800/888
COVERAGE                     FLEX NETWORK RATE         OVERCALL LEVEL      OVERCALL LEVEL        CHARGE        OVERCALL LEVEL
--------------------------------------------------------------------------------------------------------------------------------
Local                         $    *                   >75 @ $ *           >400 @ $ *           + $ *           >200 @ $ *
Roam USA
(Includes PR-VI-Bahamas)      $    *                   >75 @ $ *           >400 @ $ *           + $ *           >200 @ $ *
Roam  International
(USA + all other coverage)    $    *                   >75 @ $ *           >400 @ $ *           + $ *           >200 @ $ *
Pick-A-City USA               $    *                   >75 @ $ *           >400 @ $ *           + $ *           >200 @ $ *
Pick-A-City International     $    *                   >75 @ $ *           >400 @ $ *           + $ *           >200 @ $ *
Statewide                     $    *                   >75 @ $ *           >400 @ $ *           + $ *           >200 @ $ *
Regional                      $    *                   >50 @ $ *           >200 @ $ *           + $ *           >200 @ $ *
Nationwide all 48 states      $    *                   >50 @ $ *           >200 @ $ *           + $ *           >200 @ $ *
Extended Nationwide           $    *                   >50 @ $ *           >200 @ $ *           + $ *           >200 @ $ *
(48 states+AL-HI-PR-VI)
International                   N/A             use Roam International
(Extended NW+Can-Mex-Cntrl Am)


NOTES:

(a) GTECC and PageMart agree that the above pricing is reflective of GTECC utilizing PageMart as the "Preferred Network Provider" versus other similar paging network carriers for like paging services, coverages, and related messaging services currently offered by PageMart.

(b)  All packages include 100 characters per message unless otherwise noted.

(c)  All rates are for FLEX protocol only pagers.

(d)  International options require equal level of US service and 929.6625 Mhz.

(e)  Roaming includes text message retrieval and numeric retrieval.

(f)  All rates are per unit, per month unless noted otherwise.

(g) Service pricing for local, roam, and statewide levels only represent aggregate billing. Aggregate billing refers to billing overcall charges only after an aggregate overcall threshold has been exceeded. The aggregate overcall threshold is the product of the numbers of GTECC subscribers and their respective overcall threshold. For example, the aggregate threshold for 500 units in service is 37,500 calls/month (500 x 75 calls). If total call count for this group of pagers was 42,500 calls, then overcall charges incurred for that month would be $* (5,000 calls x $*). For text paging all Local, Roam, and Statewide calls will be combined for aggregate computation. AGGREGATE BILLING
IS NOT AVAILABLE FOR 800 OR 888 SERVICE.

(h) Aggregate pricing is contingent upon GTECC selling/supporting industry standard overcall thresholds and rates in order to create penalties for overcall abusers.

(i) Aggregate pricing is contingent upon GTECC customer usage profile not changing significantly from the current industry usage standards; if a change should occur, the aggregate pricing may be revised to insure PageMart fairly compensation.

(j) If a GTECC subscriber originates more than 500 text messages in one month, GTECC and PageMart will discuss the validity of the application and remove that customer from aggregation on the basis that at such a high level, over 16 text messages per day, PageMart is not fairly compensated.

(k) PageMart 800/888 numbers will not accept toll-free calls that originate from pay phones. PageMart will permit GTE to accept calls originating from pay phones provided GTE agrees to pay for those calls on a per call basis.


* CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.


                                                                        Page A-3

[4] EQUIPMENT


PRODUCT NAME                       COST PER UNIT
------------------------------------------------
Motorola Pronto - Flex                  $ *
Motorola Bravo - Flex                   $ *
Motorola Ultra Express - Flex           $ *

Uniden FX 9400                          $ *
Uniden FLX 9050                         $ *

Motorola Wordline                       $ *
Motorola Advisor Gold                   $ *



NOTES:

(a) Prices include freight charges for standard UPS shipment in the continental US based on bulk shipments of more than 50 units.

(b) Pagers do not have face labels.

(c) Batteries are included.

(d) Product has a 90 day manufacturer warranty.

(e) Shipments/prices are based on availability.

(f) All rates are per unit.

(g) GTECC is under no obligation to purchase equipment from PageMart.

 * CONFIDENTIAL INFORMATION HAS BEEN DELETED. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT.

                                                                        Page A-4

                                   EXHIBIT B

                            PERFORMANCE REQUIREMENTS


1. PAGER ACTIVATION SYSTEM AVAILABILITY: Licensor's pager activation network server will be available 98% of the time, less any scheduled downtime, averaged over a 30 day period of time.

2. MEAN TIME TO RESTORE: The mean time to restore all trouble tickets opened through the Licensor's Strategic Alliance Help Desk will be less than two hours.

3. INITIAL NOTIFICATION: Licensor will provide initial notification for all activation system outages and all major network outages via Reseller's Network Management Center (800-500-8113) within 30 minutes of actual identification of outage during normal business hours M-F 7:30 a.m. until 7:00 p.m. CST. All other weekday and weekend hours, Licensor agrees to notify Reseller's Network Management Center within two hours of actual identification of outage.

4. STATUS NOTIFICATION: Licensor will provide Reseller status notification for all system outages/incidents via the Network Management Center (800-500-8113) every thirty (30) minutes until the reportable outage/incident is resolved unless otherwise agreed upon by Reseller.

5. PLANNED OUTAGE NOTIFICATION: Licensor will provide notification to Reseller of all planned outages with the activation system and paging network no less than two business days prior to the planned outage that could place Reseller's Services at risk.

    Should emergency maintenance outage be necessary, Licensor shall use its commercially reasonable best effort to notify reseller via the Network Management Center (800-500-8113 or E-mail) of the outage existence.

6. ROOT CAUSE ANALYSIS REPORT: For any major customer affecting incident(s)/outage(s) Licensor will provide an Initial Root Cause Analysis
    (RCA) Report(s) to Reseller within two business days.

    Final Root Cause Analysis (RCA) Reports will be provided by Licensor to Reseller via the Network Management Center within thirty (30) days of any reportable event, incident or outage.

    (A major incident/outage for RCA Reports is defined as any paging terminal failure in excess of two (2) hours, satellite and satellite up-link failure in excess of two (2) hours, any communications fiber or cable cut in excess of four (4) hours, transmitter down in excess of twenty four (24) hours and any activation and related equipment in excess of two (2) hours).



                                                                        Page B-1

                                   EXHIBIT C

                    REPAIR REPORTING & ESCALATION PROCEDURES


1. Licensor shall accept and document all troubles referred from Reseller on the Licensor's trouble reporting system.

2. Licensor shall contact Reseller via telephone to verify trouble has been resolved prior to closing the trouble report. This mutual closing process shall take place between Licensor and Reseller within one hour of trouble resolution.

3. Licensor shall provide escalated repair and trouble shooting assistance for Reseller's Customer Service Management team for those incidents that are not the business norm via the Licensor's Strategic Alliance Help Desk as outlined below.

    MONDAY THROUGH FRIDAY DURING BUSINESS HOURS (7:30AM - 7:00PM (CT)):

    a. Call Strategic Help Desk 800-260-2617. Leave a voice message, if you get voice mail. If it is an emergency, press zero (0) and the operator will page through the telephone public address system for a Strategic Alliance Representative. (available 1/98)

    b. If no response, call the Team's Supervisor, Glinda Freemon 214-765-3526

    c. If no response, call the emergency On Call pager at 888-260-9524

    d. If no response, call the Strategic Alliances Help Desk Manager Dyann Freeman at 214-765-3575.

    e. If no response, call the Director Phil Terry at 214-765-3398.

AFTER BUSINESS HOURS AND ON WEEKENDS:

    f. Call the Emergency "On Call" pager 888-260-9524.

    g. If no response in five minutes call the Numeric Number on the Emergency "On Call" pager at 214-322-4240 and enter your phone number with area code.

    h. If no response in five minutes page Glinda Freemon, Supervisor at 800-864-8444 PIN 121-1157.

    j. If no response in five minutes page Dyann Freeman, Manager at 800-864-8444 PIN 121-0580.




                                                                        Page C-1

    j. If no response in five minutes page Phil Terry, Director at 800-219-4611, PIN 133-4686.

4. During any major network outage or emergency, certain designated Reseller's management personnel may access the Licensor's Communication Center directly for immediate crisis reporting, assessments and updates. The Licensor's Communications Center may be reached directly at 800-864-5809 extension 3854 the shift Supervisor will then be the Licensor's primary contact for inquiry handling. Direct access to the Licensor's Communications Center will be restricted to certain and specific Reseller's management personnel, through mutual consent, by both the Licensor and Reseller.



                                                                        Page C-2

                                   EXHIBIT D

                            NETWORK REPORTS CRITERIA

The Licensor will provide the following confidential network and system reports to Reseller by the fifteenth (15) day of each month, following the previous month's performance. The report format may be modified from time to time by mutual consent to meet the Reseller's needs. Initially, the reports will be sent to the Senior Manager - Vendor Management Wireless via Email.

     1. DIAL UP MODEMS FOR ALPHA/TEXT SERVICE: Licensor will provide a P.02 grade of service for all Alpha/Text modem access. An exception report will detail the areas not achieving this level of service with an estimated time for resolution and/or repair.

     2. TRUNKING BUSY HOUR: Licensor will provide a P.02 grade of service for circuits into all paging terminals. An exception report will detail areas not achieving this level of service with an estimated time for resolution and/or repair.

     3. TRANSMITTER OUTAGES: Licensor will provide an exception report detailing each transmitter outage in excess of four (4) hours. This report will include, but not limited to, name, location (city/state), total downtime with dates.

     4. TERMINAL OUTAGES: This report will list each paging terminal on the Licensor's system that was out of service for greater than one (1) minute. The report will include, but not limited to, name, location (city/state), total downtime with dates.

     5. REPEAT TROUBLE - TRANSMITTER: This report will list any Licensor repeat paging transmitter that has occurred within the same thirty
          (30) day period. The report will detail name and location of each transmitter.

     6. REPEAT TROUBLE - TERMINAL: This report will list any Licensor repeat paging terminal that has occurred within the same thirty (30) day period. The report will detail name and location of each terminal.

     7. ACTIVATION SYSTEM ACCESS: This report will measure Licensor's responsiveness of the "PRIME" administrative activation system. Hourly tests will be conducted during the hours of 10:00am - 5:00pm CST.

     8. INTERNET GATEWAY TRAFFIC STATISTICS: This report will measure the accessibility and reliability of the Licensor's InterNet gateway. The report details will be jointly determined by both Reseller and Licensor during the 1st Quarter, 1998.


                                                                        Page D-1

     7. BLOCKED CALLS: Licensor agrees to provide P.02 grade of service or better for all paging customer calls placed into paging terminals.

     8. PAGE DELAYS: Licensor agrees that paging transmission latency will not exceed an average of 120 seconds per message averaged over a 24 hour period.

     9. NETWORK RELIABILITY AND PERFORMANCE REPORTS: Licensor shall provide to Reseller via the Network Management Center all required monthly Network Reliability and Performance Reports by the fifteenth (15) day of each month, following the previous month's performance. A listing of these reports is contained in Exhibit D and is subject to change by mutual consent.






                                                                        Page D-2